GULF ATLANTIC PUBLISHING, INC. AGREEMENT


         This GULF ATLANTIC PUBLISHING, INC. Agreement (the "Agreement") is entered into on this 22nd day of March, 1999, between Gulf Atlantic Publishing, Inc., a Florida corporation ("GAP"), and iLink Telecom, Inc. a Nevada corporation ("Client").

         Whereas,   GAP  is  in  the  business  of  planning,   developing   and
implementing advertising, marketing and promotional campaigns for corporations and other business entities ("Advertising and Promotional Services");

         Whereas, the Client desires to retain GAP to provide the Advertising and Promotional Services, and GAP desires to provide such Advertising and Promotional Services to Client, pursuant to the terms, conditions and provisions contained in this Agreement;

         Now, therefore, in consideration of the mutual promises contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. Advertising and Promotional Services. Subject to Client's compliance with each of the representations, warranties and covenants and agreements made by Client in this Agreement, GAP agrees to provide to Client the Advertising and Promotional Services identified on Exhibit A which is attached hereto and incorporated herein by reference, for the period commencing on the latter of (the "Effective Date") the date that this Agreement is executed and delivered by Client or the date that GAP receives payment of its fees as herein provided and expiring on the 365th day following the effective date of this Agreement (the "Term").

         2. Obligations and Responsibilities of Client. As of the date hereof and during the Term of this Agreement, Client agrees as follows.

1.       Representation and Warranties.

    Client represents and warrants to GAP that:

          (1) Organization. Client is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation and it is duly qualified to do business as a foreign corporation in each jurisdiction in which it owns or leases property or engages in business.

          (2) Formal Action. Client has the corporate power and authority to execute and deliver this Agreement and to perform each of its obligations hereunder and this Agreement has been duly approved by Client's Board of Directors.

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          (3) Valid and Binding Agreement. This Agreement has been duly executed and delivered by Client and is the valid and binding obligation of Client enforceable against it in accordance with its terms.

          (4) No Violation. The execution, delivery and performance of this Agreement does not and will not violate any provisions of the charter or bylaws of Client or any agreement to which Client is a party or any applicable law or regulation or order or decree of any court, arbitrator or agency of government and no action of, or filing with, any governmental or public body or authority is required in connection with the execution, delivery or performance of this Agreement.

          (5) Litigation. No action, suit or proceeding is pending against or affecting the Client or any of its properties before any court, arbitrator or governmental body or administrative agency and none of the persons owning beneficially or of record more than 10% of the outstanding capital stock of the Client or any of the directors or officers of Client is a party to any action, suit or proceeding before any federal or state court, arbitrator or governmental body or administrative agency (other than routine traffic violations) and no such person has been a party to any such proceedings for more than the past five years.

          (6) Accuracy of Information. The information furnished by Client to GAP regarding the business, operations, financial condition, including financial statements, business plans and biographical information regarding the Client's directors and officers (collectively referred to as the "Information Package") is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made not misleading.

2.       Covenants and Agreements.

          Client covenants and agrees to comply with the following covenants:

          (1) Client Certification. Client acknowledges that it is responsible for the accuracy and completeness of the Information Package and for all other information furnished to GAP and for the accuracy and completeness of the contents of all materials prepared by GAP for and on behalf of Client. The Client hereby designates the individuals listed on Exhibit B attached hereto and incorporated herein by reference as the duly authorized representatives of Client for purposes of certifying to GAP the accuracy of all documents, advertisements or other materials prepared by GAP for and on behalf of Client. The Client agrees to promptly advise GAP in writing of any condition, event, circumstance or act that would constitute a material adverse change in the business, properties, financial condition or business prospects of the Client or which would make any of the information contained in the Information Package or in any report, advertorial or other document prepared by GAP for and on behalf of Client misleading in any material respect. Client hereby agrees that GAP and its directors, officers, agents and employees may rely on the Information Package and on

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     all  other  information   furnished  by  Client,  and  on  each  and  every
     certification provided by an authorized representative of Client, until GAP is advised in writing by an authorized representative of Client that the information previously furnished to GAP is inaccurate or incomplete in any material respect. Client acknowledges that GAP shall have no obligation to provide services hereunder until it has received a written certificate from an authorized representative of Client as follows: GAP shall prepare proofs and/or tapes of the agreed upon materials and information, as set for dissemination, for the Client's review and approval and Client shall sign and return such materials marking all corrections and changes that the Client believes appropriate. Client acknowledges that GAP will make oral representations based on the information furnished hereunder and the Client authorizes such representations.

          (2) Books and Records. Client shall maintain true and complete books, records and accounts in which true and correct entries shall be made of its transactions in accordance with generally accepted accounting principles consistently applied ("GAAP").

          (3) Financial and Other Information. Client agrees to furnish to GAP the following information:

               (i) Annual Financial Statements. As soon as practicable, and in any event within 90 days after the close of the Client's fiscal year, annual financial statements including a balance sheet, an income statement, a statement of cash flows, and a statement of stockholder's equity, and all notes thereto prepared in accordance with GAAP and audited by an independent certified public accountant.

               (ii) Quarterly Financial Statements. As soon as practicable, and in any event within 45 days after the end of each fiscal quarter, quarterly financial statements, including a balance sheet, a quarterly and year-to-date income statement, a statement of cash flows, and a statement of stockholder's equity, prepared by Client in accordance with GAAP and certified by the chief financial officer and chief executive officer of Client as fairly presenting, subject to normal year-end audit adjustments, the Client's financial position as of and for the periods indicated.

          (4) GAP Reliance on Client's Full Disclosure. Client will provide, or cause to be provided, to GAP all financial and other information requested by GAP for the purpose of rendering its services pursuant to this
     Agreement.   Client   recognizes  and  confirms  that  GAP  will  use  such
     information in performing the services contemplated by this Agreement without independently verifying such information and that GAP does not assume any responsibility for the accuracy or completeness of such information. The persons executing this Agreement on behalf of Client certify that there is no fact known to them which materially adversely affects or may (so far as the Client's senior management can now reasonably foresee) materially adversely affect the business, properties, condition (financial or other) or operations (present or prospective) of the Client which has not been set forth in written form delivered by Client to GAP. The persons executing this Agreement on behalf of Client agree to keep GAP promptly informed of any facts hereafter know to Client which materially adversely affects or may (so far as the Client's senior management can now reasonably foresee) materially adversely affect the business, properties, condition (financial or other) or operations (present or prospective) of Client. (5) Legal Representation. Client acknowledges and agrees that it has been and will continue to be, represented by legal counsel experienced in corporate and securities laws and Client acknowledges that it has been advised as to the obligations imposed on it pursuant to such laws and understands that it will have the obligation and responsibility to see that all such laws are complied with at all times during the Term of this Agreement.

3. Compensation. In consideration of the Advertising and Promotional Services to be performed by GAP hereunder, Client hereby agrees to compensate GAP in the manner and in the amount specified in Exhibit C which is attached hereto and incorporated herein by reference thereto. In addition to the compensation to be paid to GAP as provided in Exhibit C, Client shall reimburse GAP promptly after a written request therefor accompanied by appropriate documentation, for all reasonable (less than $1,00.00) out-of-pocket expenses (including reasonable fees and disbursements of GAP's counsel, if any) incurred in connection with providing services hereunder or to the extent provided in Exhibit C.

4. Indemnity. Client acknowledges that it is responsible for the accuracy of the Information Package and all other information provided to GAP and for the contents of all materials, advertorials and other information prepared by GAP for an on behalf of Client as provided herein and Client agrees to indemnify GAP in accordance with the Indemnification Agreement set forth in Exhibit D, which is attached hereto and incorporated herein by reference.

5. Relationship of the Parties. This Agreement provides for the providing of marketing, promotional and advertising services by GAP to Client and the provisions herein for compliance with financial covenants, delivery of financial statements, and similar provisions are intended solely for the benefit of GAP to provide it with information on which it may rely in providing services hereunder and nothing contained in this Agreement shall be construed as permitting or obligating GAP to act as a financial or business advisor or consultant to Client, as permitting or obligating GAP to participate in the management of client's business, as creating or imposing any fiduciary obligation on the part of GAP with respect to the provisions of services hereunder and GAP shall have no such duty or obligation to client, as providing or counseling Client as to the compliance by Client with any federal or state securities or other laws effecting the services to be provided hereunder, or as creating any joint venture, agency, or other relationship between the parties other than as explicitly and specifically stated in this Agreement. The Client acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Agreement, the provision of services hereunder and with respect to all matters contained herein, including, without limitation, the provisions of Section 4 hereof.

6. Survival of Certain Provisions. The Client's obligations to pay the fees and expenses of GAP pursuant to Section 3 of this Agreement and to comply with the indemnification provisions pursuant to Section 4 shall remain operative and in full force and effect regardless of any termination of this Agreement and shall be binding upon, and shall inure to the benefit of, GAP and, in the case of the indemnity agreement, the persons, agents, employees, officers, directors and controlling persons referred to in the Indemnification Agreement, and their respective successors and assigns and heirs, and no other person shall acquire or have any right under or by virtue of this Agreement. All amounts paid or required to be paid under Sections 3 and 4 of this Agreement shall be fully earned on the Effective Date of this Agreement notwithstanding prior termination of this Agreement.

7. Termination. GAP shall have the right in its sole and absolute discretion to terminate its obligations hereunder and to immediately cease providing Advertising and Promotional Services pursuant to this Agreement if GAP, in the exercise of its reasonable judgment, believes that the representations and warranties made by Client hereunder are inaccurate in any material respect or if Client breaches any of its covenants and agreements contained herein or if any federal or state governmental agency or instrumentality institutes an investigation or suit against Client or pertaining to the services hereunder.

8. Non-Solicitation Covenant. Client agrees that it will not directly or indirectly during the term of this Agreement or for three years following the termination or expiration of this Agreement, either voluntarily or involuntarily, for any reason whatsoever, recruit or hire or attempt to recruit or hire any employee of GAP or of any of its affiliates or subsidiaries, or otherwise induce any such employees to leave the employment of GAP or of any of its affiliates or subsidiaries or to become an employee of or otherwise be associated with Client or any affiliate or subsidiary of Client. Client acknowledges that GAP and its affiliates and subsidiaries have invested a significant amount of time, energy and expertise in the training of their employees to be able to provide Advertising and Promotional Services and Client therefore agrees that this covenant is reasonable and agrees that the breach of such covenant is very likely to result in irreparable injury to GAP, which is unlikely to be adequately compensated by damages. Accordingly, in the event of a breach or threatened breach by Client of this Section 8, GAP shall be entitled to an injunction restraining Client and any affiliate, subsidiary or director or officer thereof from recruiting, or hiring or attempting to recruit or hire any employee of GAP or of any affiliate or subsidiary of GAP. Nothing herein shall be construed as prohibiting GAP from pursuing any other remedies available to GAP for such breach or threatened breach, including recovery of damages from Client. The undertakings herein shall survive the termination or cancellation of the Agreement for three years.

9.   Miscellaneous.

                  A. Governing Law. This Agreement shall be governed by the laws of the State of Florida applicable to contracts executed and performed in the Circuit Court, Orange County, in the State of Florida (without regard to the principles of conflicts of laws).

                  B. Entire Agreement. This Agreement and the Exhibits hereto embody the entire agreement of the parties with respect to its subject matter. There are no restrictions, promises, representations, warranties, covenants, or undertakings other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.

                  C. Amendments to be in Writing. This Agreement may be amended only in a writing signed by all of the parties.

                  D. No Waivers by Course of Dealing; Limited Effect of Waivers. No waiver shall be effective against any party unless it is in a writing signed by that party. No course of dealing and no delay on the part of GAP in exercising its rights shall operate as a waiver of that right or otherwise prejudice GAP. GAP's failure to insist upon the strict performance of any provision of this Agreement, or to exercise any right or remedy available to GAP, shall not constitute a waiver by GAP of such provision. No specific waiver by GAP of any specific breach of any provision of this Agreement shall operate as a general waiver of the provision or of any other breach of the provision. Client shall have no right to cure any breach except as specifically provided herein.

                  E. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  F. Cumulation of Rights and Remedies. No right or remedy of GAP under this Agreement is intended to preclude any other right or remedy and every right and remedy shall coexist with every other right and remedy now or hereafter existing, whether by contract, at law, or in equity.

                  G. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties and their successors and assigns. Client shall not have any right to assign any of its rights or delegate any of its obligations or responsibilities under this Agreement except as expressly stated herein.

                  H. Payment of Fees and Expenses on Enforcing Agreement. In the event of any dispute between the parties arising out of or related to this Agreement or the interpretation thereof, at the trial level or appellate level, the prevailing party shall be entitled to recover from the non-prevailing party all costs and expenses, including reasonable fees and disbursements of counsel which may be incurred in connection with such proceeding, without limitation, including any costs and expenses of experts, witnesses, depositions and other costs.

                  I. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing, and shall be delivered to the parties at the addresses set forth below (or to such other addresses as the parties may specify by due notice to the others). Notices or other communications shall be effective when received at the recipient's location (or when delivered to that location if receipt is refused). Notices or other communications given by facsimile transmission shall be presumed received at the time indicated in the recipient's automatic acknowledgment. Notices or other communications given by Federal Express or other recognized overnight courier service shall be presumed received on the following business day. Notices or other communications given by certified mail, return receipt requested, postage prepaid, shall be presumed received 3 business days after the date of mailing.





                           Client:         iLink Telecom, Inc.
                                           1190 Hornby Street, Suite 201
                                           Vancouver, BC V6Z 2K5


                                            Attn: Amar Bahadoorsingh
                                            Fax: 604-689-5320



                           GAP:
                                            Attn:  Donald R. Philpott, President
                                            Fax:    (407) 628-0807





                  J. Headings. The headings in this Agreement are intended solely for convenience of reference. They shall be given no effect in the construction or interpretation of this Agreement.

                  K. Severability. The invalidity or unenforceability of any provision of this Agreement shall not impair the validity or enforceability of any other provision.

In Witness Whereof, the parties have executed this Agreement as of the date first above written.


Attest:                                      iLink Telecom, Inc.



By: ------------------                       By:
                                                 ------------------------
         Secretary                               Amar Bahadoorsingh,
                                                 President

[Corporate Seal]


Attest:                                      Gulf Atlantic Publishing, Inc.


By:                                             By:
         Secretary                                  -------------------------
                                                     Donald R. Philpott,
                                                     President

[Corporate Seal]

                                    EXHIBIT A

                      Advertising and Promotional Services


The services to be provided are as follows:

A. A Four-Color Financial Sentinel - Featured advertorial mailing of 200,000 will be created of which a two page advertorial will be dedicated to the Client.

B. A Four-Color Money-World Magazine - Featured advertorial mailing of 100,000 will be created of which a two or four page advertorial will be dedicated to the Client.

Junior Page advertorial in four separate issues of Money-World Magazine

C. A Four-Color Financial Sentinel Special Project - Featured advertorial mailing of two editions of 100,000 will be featured of which a four page advertorial will be dedicated to the Clients.

         The parties hereto by signing this Exhibit in the space provided below signify their agreement regarding the service to be provided by GAP under the Agreement.


                                         iLink Telecom, Inc.



                                         By:  ________________________________
                                              Amar Bahadoorsingh , President


                                        Gulf Atlantic Publishing, Inc.


                                         By:  ________________________________
                                              Donald R. Philpott, President

                                    EXHIBIT B



Client hereby designates the following person or persons to act on its behalf for the purposes set forth in Section 2.B.(1) of the Agreement.



------------------------------------        ---------------------------------
DIRECTOR (PLEASE SIGN)                      DIRECTOR (PLEASE PRINT)


------------------------------------        ---------------------------------
PRESIDENT (PLEASE SIGN)                     PRESIDENT (PLEASE PRINT)


------------------------------------        ---------------------------------
VICE PRESIDENT (PLEASE SIGN)                VICE PRESIDENT (PLEASE PRINT)

                                    EXHIBIT C

                                  COMPENSATION



         1. Client agrees to pay to GAP One Hundred Ten Thousand Dollars ($110,000.00) in cash on execution and delivery of the Agreement.

         2. Client acknowledges that the consideration to be paid to GAP shall be fully earned on the date that GAP commences providing services under the Agreement regardless of whether the Agreement is terminated as provided in the Agreement prior to completion of all services.

         3. Client agrees to pay or reimburse GAP for all expenses arising out of or related to the provision of services by GAP under the Agreement to the extent provided in the Agreement and/or in Exhibit A thereto.

         The parties hereto by signing this Exhibit in the space provided below signify their agreement to the compensation provisions contained herein.


                                     iLINK TELECOM, INC.


                                     By:  ___________________________
                                          Amar Bahadoorsingh , President


                                      GULF ATLANTIC PUBLISHING, INC.


                                      By: ______________________________
                                          Donald R. Philpott, President

                                    EXHIBIT D


                                 INDEMNIFICATION


         This Indemnification Agreement constitutes part of the Gulf Atlantic Publishing, Inc. Agreement (the Agreement) dated the 22nd day of March, 1999, between Client (as defined in the Agreement) and GAP.

         Client acknowledges and agrees that if, in connection with the services or matters that are the subject of or arise out of such Agreement, GAP becomes involved (whether or not as a named party) in any action, claim or legal proceeding (including any governmental inquiry or investigation), Client agrees to reimburse GAP for its reasonable legal fees, disbursements of counsel and other expenses (including the cost of investigation and preparation) as they are incurred by GAP. Client also agrees to indemnify and hold GAP harmless against any losses, claims, damages or liabilities, joint or several, as incurred, to which GAP may become subject in connection with the services or matters which are the subject of or arise out of the Agreement; provided, however, that Client shall not be liable under the foregoing indemnity in respect of any loss, claim, damage or liability to the extent that a court having jurisdiction shall have determined by a final judgment that such loss, claim, damage or liability is a consequence of intentional fraudulent acts committed by GAP without the knowledge and/or consent of Client. In the event that the foregoing indemnity is unavailable by operation of law, then Client shall contribute to amounts paid or payable by GAP in respect of such losses, claims, damages and liabilities in the proportion that Client's interest bears to GAP's interest in the matters contemplated by the Agreement. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, or otherwise, then Client shall contribute to such amount paid or payable by GAP in such proportion as is appropriate to reflect not only such relative interests but also the relative fault of Client on the one hand and GAP on the other hand in connection with the matters as to which such losses, claims, damages or liabilities relate and other equitable considerations.

         Promptly after GAP's receipt of notice of the commencement of any action or of any claim, GAP will, if a claim in respect thereof is to be made against Client under this Indemnity Agreement, notify Client of the commencement thereof. In case any such action or claim is brought against GAP, Client will be entitled to participate therein and, to the extent that Client may wish, to assume the defense thereof, with counsel satisfactory to GAP. After notice from Client to GAP of Client's election to so assume the defense thereof, Client will not be liable to GAP for indemnification as provided in the preceding paragraph for any legal fees, disbursements of counsel or other expenses subsequently incurred by GAP in connection with the defense thereof other than reasonable costs of investigation; provided that GAP shall have the right to employ separate counsel if, in the reasonable judgment of GAP's counsel, it is advisable for GAP to be represented by separate counsel or if in the reasonable judgment of GAP's counsel, Client is not vigorously and actively defending against any such claim or claims, and in either such event the reasonable legal fees and disbursements of such separate counsel shall be paid by Client.

         The foregoing agreements shall apply to any modification of the Agreement, shall remain in full force and effect following the completion or termination of GAP's engagement under the Agreement and shall be in addition to any rights that GAP may have at common law or otherwise. The agreements in this Indemnification Agreement shall extend to and inure to the benefit of each person, if any, who may be deemed to control GAP, be controlled by GAP or be under common control with GAP and to GAP's, and to each such other person's respective affiliates, directors, officers, employees and agents. This Indemnification Agreement shall be binding on any successor of Client.

         Client represents that the Indemnification Agreement contained herein is the legal, valid, binding and enforceable obligation of Client, enforceable against Client according to its terms.

         This Indemnification Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida without regard to principles of conflicts of law, and the forum for resolution of legal and interpretative issues shall be the Federal District courts in the State of Florida.

         The parties hereto by signing this Exhibit in the space provided below signify their agreement to the indemnification provisions contained herein.


                                       iLink Telecom, Inc.


                                        By:
                                             ----------------------------------
                                             Amar Bahadoorsingh, President


                                       Gulf Atlantic Publishing, Inc. .


                                        By:
                                             ----------------------------------
                                             Donald R. Philpott, President

                                    EXHIBIT E

                            ADDITIONAL SERVICE OPTION





1. Client has the option to purchase the following additional services from GAP:


                  A Two-Color Financial Sentinel Special Project - Featured advertorial mailing of two editions of 150,000 will be featured of which a four page advertorial will be dedicated to the Client.

                  The first mailing of 150,000 will take place no later than twenty-four (24) days from date Client exercises this option. The second mailing of 150,000 will take place no later than fifty-four (54) days from date Client exercises this option.

2. Client will inform GAP no later that July 15, 1999 of intent to exercise this option. Compensation for this option will be $225,000.00 paid in two equal installments on October 1st and November 1st, 1999.